Exhibit 99.1

ContraVir Pharmaceuticals Announces Adjournment of Annual Meeting of Stockholders until December 21, 2017

EDISON, N.J., December 13, 2017 - ContraVir Pharmaceuticals, Inc. (NASDAQ: CTRV), a biopharmaceutical company focused on the development and commercialization of targeted antiviral therapies, today announced that its 2017 Annual Meeting of Stockholders (“Annual Meeting”), scheduled for Wednesday, December 13, 2017, was convened and adjourned, without any business being conducted, due to lack of the requisite quorum. The Annual Meeting has been adjourned to 9:00 AM local time on December 21, 2017 at the Company’s offices located at 399 Thornall Street, First Floor, Edison, New Jersey 08873, to allow additional time for stockholders to vote on the proposals set forth in ContraVir’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on October 27, 2017.

The record date for the Annual Meeting remains October 27, 2017. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Company stockholders as of the October 27, 2017 record date can vote, even if they have subsequently sold their shares. The Company’s board of directors and management respectfully request all such holders as of the record date to please vote your proxies as soon as possible.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company strongly advises all of its stockholders to read the proxy statement and other proxy materials relating to the Annual Meeting because they contain important information. Such proxy materials are available at no charge on the Securities and Exchange Commission’s website at www.sec.gov. In addition, copies of the Proxy Statement and other documents may be obtained free of charge by accessing www.pstvote.com/contravir2017or by contacting the Company’s Corporate Secretary at  732-902-4000 or by mail to Corporate Secretary, ContraVir Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, New Jersey 08837.

About ContraVir Pharmaceuticals

ContraVir is a biopharmaceutical company focused on the development and commercialization of targeted antiviral therapies with a specific focus on developing a potentially curative therapy for hepatitis B virus (HBV). The Company is developing two novel anti-HBV compounds with complementary mechanisms of action. TXL™ currently in Phase 2a, is designed to deliver high intrahepatic concentrations of TFV, while minimizing off-target effects caused by high levels of circulating TFV. CRV431, the other anti-HBV compound, is a next-generation cyclophilin inhibitor with a unique structure that increases its potency and selective index against HBV. In vitro and in vivo studies have thus far demonstrated that CRV431 reduces HBV DNA and other viral proteins, including surface antigen (HBsAg). For more information visit www.contravir.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on ContraVir’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties with respect to lengthy and expensive clinical trials, that results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any drug candidates under development, there are significant risks in the development, regulatory approval, and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. ContraVir does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in ContraVir’s Form 10-K for the year ended June 30, 2017 and other periodic reports filed with the Securities and Exchange Commission.

For further information, please contact:

Sharen Pyatetskaya
Director of Investor Relations
sp@contravir.com; (732) 902-4028